UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2009

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2009, TheStreet.com, Inc. (the “Company”) appointed Gregory Barton as Executive Vice President, Business and Legal Affairs, General Counsel and Secretary. Mr. Barton had served as General Counsel and Secretary of Martha Stewart Living Omnimedia, Inc. from 2007-2008; and previously served as Executive Vice President, Licensing and Legal Affairs, General Counsel and Secretary (from 2004-2007) and as Executive Vice President, General Counsel and Secretary (from 2002-2004) of Ziff Davis Media Inc. Prior to Ziff Davis, Mr. Barton served in a variety of positions at Index Development Partners, Inc. from 1998-2002, including General Counsel and Secretary (for four years), Chief Financial Officer (for two years) and President (for one year); and before that served as General Counsel of Alliance Semiconductor Corporation from 1995-1998. Prior to joining Alliance Semiconductor, Mr. Barton worked at the law firm of Gibson, Dunn & Crutcher, after graduating magna cum laude from Harvard Law School.

On June 4, 2009, Teresa Santos ceased to serve as General Counsel and Secretary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: June 5, 2009	By:	/s/ Daryl Otte
Daryl Otte
Chief Executive Officer